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                                                                     EXHIBIT 99


                                            FOR:  Norton McNaughton, Inc.

                                    APPROVED BY:  Peter Boneparth
                                                  President
                                                  Amanda Bokman
                                                  Chief Financial Officer
                                                  (212) 947-2960

FOR IMMEDIATE RELEASE
---------------------
                                        CONTACT:  Investor Relations:
                                                  David Walke/Shannon Moody
                                                  Press: Michael McMullan
                                                  Morgen-Walke Associates
                                                  (212) 850-5600



             NORTON MCNAUGHTON, INC. ANNOUNCES SENIOR NOTE OFFERING



     New York, New York, May 28, 1998 - Norton McNaughton, Inc. (Nasdaq:NRTY) today announced that it is contemplating a $125 million senior note offering to finance the previously announced proposed acquisition of Jeri-Jo Knitwear and to refinance existing indebtedness. The Company stated that it intends to effect the offering through a private placement pursuant to Rule 144A.

     Any private placement of the senior notes will be made only by means of an offering memorandum and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.





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